Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

TransEnterix, Inc.

Morrisville, North Carolina

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Pre-Effective Amendment to the Registration Statement of our reports dated March 8, 2018, relating to the consolidated financial statements and the effectiveness of TransEnterix, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to us under the caption Experts in the Prospectus.

/s/ BDO USA, LLP
Raleigh, North Carolina
April 13, 2018